Investor Presentation March 31, 2022 Denver, Colorado Fort Myers, Florida Minneapolis, MinnesotaIowa City, Iowa

2 Forward-Looking Statements & Non-GAAP Measures Cautionary Note Regarding Forward-Looking Statements This investor presentation contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) the risks of mergers (including with Iowa First Bancshares Corp. ("IOFB"), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (5) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (6) the effects of interest rates, including on our net income and the value of our securities portfolio; (7) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (8) fluctuations in the value of our investment securities; (9) governmental monetary and fiscal policies; (10) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (11) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (12) the ability to attract and retain key executives and employees experienced in banking and financial services; (13) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (14) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (15) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (16) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (17) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company. Non-GAAP Measures This investor presentation contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, loan yield (tax equivalent), adjusted return on average assets, return on average tangible equity, net interest income (tax equivalent), net interest margin (tax equivalent), core noninterest expense, efficiency ratio, overhead ratio, core loans and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. A reconciliation of each non-GAAP measure to the most comparable GAAP measure is included, as necessary, in the Appendix.

3 Shareholder Value Strategy 4 Credit Risk Profile 19 Financial Performance 22 Company Background 29 Appendix 34 Presentation Index

4 Shareholder Value Strategy

Company Overview

MidWest*One* Financial Group, Inc. is a financial holding company **headquartered in Iowa City, Iowa**. MidWest*One* Financial is the parent company of MidWest*One* Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado.

MidWest*One* FINANCIAL GROUP, INC.

Fiscal Q1.22 Financial Highlights

Dollars in millions		Q1.22	Change vs. Q4.21	Change vs. Q1.21
Balance Sheet	Total assets	$ 5,960.2	(1.08) %	3.89 %
	Total loans held for investment, net	3,250.0	0.15	(3.22)
	Total deposits	5,077.7	(0.72)	5.91
	Loan to deposits ratio	64.01 %	56 bps	(603) bps
Capital	Equity to assets ratio	8.46 %	(29) bps	(45) bps
	Tangible common equity ratio (1)	7.20	(29)	(32)
	Tier 1 leverage ratio	8.85	18	7
	CET1 risk-based capital ratio	9.81	(13)	(35)
	Tier 1 risk-based capital ratio	10.68	(15)	(45)
	Total risk-based capital ratio	12.89	(20)	(86)
Profitability	Net interest margin, tax equivalent (1)	2.79 %	(4) bps	(31) bps
	Cost of total deposits	0.23	(1)	(9)
	Return on average assets	0.95	0	(64)
	Return on average tangible equity (1)	13.56	6	(796)
	Efficiency ratio (1)	60.46	372	969
Credit Risk Profile	Nonperforming loans ratio	0.96 %	(1) bps	(36) bps
	Nonperforming assets ratio	0.53	0	(27)
	Net charge-off ratio	0.28	31	24
	Allowance for credit losses ratio	1.42	(8)	(9)

(1) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures.
Note: Financial metrics as of or for the quarter ended March 31, 2022.

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6 Shareholder Value Strategy Focusing on commercial banking initiatives Enhancing digital banking capabilities Funding with low cost core deposits Growing and deepening customer relationships to earn market share in every community we serve Attracting and retaining talented and productive employees Focusing on growth in wealth management

7 Shareholder Returns $0.6400 $0.6700 $0.7800 $0.8100 $0.8800 $0.9000 $0.2250 $0.2375 1.7% 2.0% 3.1% 2.2% 3.6% 2.8% 0.7% 0.7% Common Dividends Per Share Dividend Yield 5 year CAGR - Dividend Yield 2016 2017 2018 2019 2020 2021 YTD Q1.21 YTD Q1.22 $— $0.2500 $0.5000 $0.7500 $1.0000 —% 1.6% 3.2% 4.8% 6.4% $19.73 $21.57 $23.20 $23.81 $26.69 $28.40 $26.60 $26.98 $1.78 $1.55 $2.48 $2.93 $0.41 $4.37 $1.35 $0.88 Tangible Book Value Per Share (TBV)* Earnings per common share - diluted 5 Year CAGR - TBV 2016 2017 2018 2019 2020 2021 YTD Q1.21 YTD Q1.22 $— $8.00 $16.00 $24.00 $32.00 $— $1.20 $2.40 $3.60 $4.80 *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. MidWestOne is committed to our shareholders. We consistently return competitive dividends and produce overall growth in our dividend yield and tangible book value per share. Cash dividend declaration of $0.2375 per common share in Q1 2022, an increase of 5.6% from the prior year comparable period. 10.5% 5 year CAGR 7.6% 5 year CAGR

8 Profitability Trends *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. Note: Results for Q1.21 and Q1.22 are presented year-to-date. 0.60% 0.93% 1.04% 0.13% 1.20% 1.59% 0.95% 0.60% 0.95% 1.20% 0.74% 1.21% 1.59% 0.96% ROAA *Adjusted ROAA 2017 2018 2019 2020 2021 Q1.21 Q1.22 Return on Average Assets $18.7 $30.4 $43.6 $6.6 $69.5 $21.6 $13.9 $18.7 $30.9 $50.5 $38.2 $69.7 $21.6 $14.0 Net Income *Adjusted Net Income 2017 2018 2019 2020 2021 Q1.21 Q1.22 Net Income in millions $ 5.58% 8.78% 9.65% 1.28% 13.18% 17.01% 10.74% 8.07% 11.87% 13.98% 10.80% 16.63% 21.52% 13.56% ROAE *ROATE 2017 2018 2019 2020 2021 Q1.21 Q1.22 Return on Average Tangible Equity 58.63% 61.23% 57.56% 56.92% 54.65% 50.77% 60.46% 2017 2018 2019 2020 2021 Q1.21 Q1.22 Efficiency Ratio*

9 Compelling Markets Iowa: 33 Banking Offices Minnesota: 12 Banking Offices Wisconsin: 7 Banking Offices Florida: 2 Banking Offices Colorado: 1 Banking Office Diverse + strong rural core deposit base that supports growing metropolitan markets and reduces credit risk Banking Offices as of March 31, 2022

Rural Core Deposit Base & Growing Metropolitan Markets

Iowa City



- Significant university, healthcare, and education industries
- Market includes a well-known hospital that was ranked #15 on Forbes 2019 America's Best Employers for Women List (University of Iowa Hospital and Clinics)
- Ranked by Forbes as One of the Top 25 "The Best Places to Retire in 2021"
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Market share leader

Des Moines



- Significant healthcare, manufacturing, and retail industries
- Ranked by Forbes as #10 on the "Best Places for Business & Careers" List
- Ranked 95th in the Milken Institute's 2022 Best Performing Cities Index in the large city category (a jump of 38 spots from 2021).
- Lower unemployment rates and higher projected population growth than the national rate
- Opportunity to significantly improve market share

Minneapolis - St. Paul



- Significant healthcare, manufacturing, and retail industries
- General Mills was ranked by Forbes as #23 on the 2021 "The Just 100: Companies Doing Right by America" List
- Lower unemployment rates and higher projected population growth than the national rate
- Opportunity to significantly improve market share

Naples & Fort Myers



- Significant healthcare and retail industries
- Ranked #10 by Forbes on their 2021 List "10 States with the Biggest Growths in GDP of 2021"
- Lower unemployment rates and higher projected population growth than the national rate
- Opportunity to significantly improve market share

Denver



- Significant healthcare, transportation, and telecommunication industries
- Ranked #4 by Forbes on their 2021 List "10 States with the Biggest Growths in GDP of 2021"
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Opportunity to significantly improve market share

Dubuque



- Significant manufacturing, healthcare, and university industries
- Deere & Company was ranked by Forbes as #70 on the 2021 "The Just 100: Companies Doing Right by America" List
- Lower unemployment rate than the national rate
- Market share leader

	Iowa City	Des Moines	Minneapolis - St. Paul	Naples	Fort Myers	Denver	Dubuque	National
Deposit Market Share Rank	2	29	15	24	26	42	2	201
Deposit Market Share	16.09%	0.62%	0.64%	0.40%	0.27%	0.09%	25.41%	0.03%
Median HHI	$72,888	$75,962	$92,084	$82,623	$69,042	$95,551	$69,534	$72,465
2022 - 2027 Projected HHI Change	12.91%	7.15%	10.55%	13.34%	12.09%	14.51%	11.09%	12.10%
2022 - 2027 Projected Pop. Growth	4.87%	5.03%	4.53%	5.71%	6.08%	5.47%	2.85%	3.21%
March 2022 Unemployment Rate	2.6%	3.1%	2.5%	2.2%	2.5%	3.6%	3.5%	3.8%

Source: S&P Capital IQ (Deposit Market Share (June 2021), Median HHI, 2022 - 2027 Projected HHI, and 2022-2027 Projected Population Growth)
Source: Bureau of Labor Statistics - March 2022 Unemployment Rate

MidWestOne FINANCIAL GROUP, INC.

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11 Deposit Profile $5.1 billion in Total Deposits at March 31, 2022, with the Core Deposits(1) representing 93.3% of Total Deposits in comparison to $5.1 billion in Total Deposits at December 31, 2021 with Core Deposits(1) representing 91.8% of Total Deposits Deposit Composition 20.0% 19.9% 20.2% 19.7% 19.7% 61.3% 61.5% 61.9% 62.3% 63.7% 18.7% 18.6% 17.9% 18.0% 16.5% Non-Interest Bearing Demand Deposits Interest Checking, Money Market and Savings Time Deposits Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 —% 25.0% 50.0% 75.0% 100.0% Deposit Trends ($000) $4,574 $4,875 $4,883 $5,016 $5,044 0.32% 0.28% 0.26% 0.24% 0.23% Average Deposits Cost of Total Deposits Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 0.23% 0.25% 0.28% 0.30% 0.33% (1) Core deposits is the total of all deposits other than time deposits > $250k and non- reciprocal brokered money market deposits.

12 Focused Initiatives in Commercial Banking Named a new Head of Commercial Banking in April 2021 Prioritize revenue-generating activity through the refinement of processes and procedures 2021: Launched a business banking segment 2022: Expanding targeted, score- based business banking segment Implemented standardized goals and a revised incentive plan for commercial bankers Investing in tools that will improve our treasury management and online banking platforms and streamline our commercial lending process New leadership in Iowa and the Twin Cities with a proven track record of success in the market

13 Commercial Loan Portfolio Commercial and Industrial, 33% Agricultural, 3% Farmland, 5% Construction & Development, 7% Multifamily, 10% CRE-Other, 42% (1) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. (2) Annualized Linked Quarter Commercial Loan Growth (Decline), Excluding PPP. (3) Portfolio Highlights are as of March 31, 2022. (4) Excludes loans with $0 outstanding. Commercial Loan Portfolio Mix March 31, 2022 (12.99)% 9.01% 5.00% 5.48% 5.41% Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 Commercial Loan Growth (Decline), Ex PPP(1)(2) Portfolio Highlights(3) • Commercial loan portfolio represents 84% of loans held for investment • Average amount funded of $906 thousand(4) • Well diversified by industry type and geography

Expanding and Enhancing our Digital Capabilities

Customers expect complete digital accessibility to manage their financial life. We intend to meet these demands with **continued investment** in financial technology to **improve the customer experience** and **streamline internal processes.**

2019

Zelle P2P Payments

Modernized Online Deposit Account Platform

Online Consumer Loan Application Platform

Real-Time Account Alerts

2020

PPP Loan Origination Platform + DocuSign

Launched Open Architecture Digital Banking Platform

Enhanced Electronic & Paper Account Statements

2021

Mobile App Performance Enhancements (improving responsiveness, streamlining mobile deposits, additional personalization for users)

Improved Online Banking Platform and Commercial Lending Process (incorporate multi-bank reporting within the treasury management platform, additional applications of DocuSign for commercial lending and additional customizations and customer experience enhancements added as part of the online banking upgrade)

Contactless Chip Cards (enhancing payment security and convenience)

2022*

Enhancements to Positive Pay Service (adding payee matching functionality and streamlining Positive Pay processing)

Cloud-Based Construction Lending Platform (streamlining construction lending process for customers and lenders)

Piloting AI-Based Sales Recommendation Engine for Front-Line Retail Bankers

New Trust Core System

Late 2022 - 2023*

Virtual Service Delivery Platform Implementation (includes an integrated chat, call center, and video conferencing solution, as well as automated routing and chatbot functionality)

Digital Banking Experience Enhancements (faster funds availability, enhanced digital account opening platform, treasury management platform and retail platform upgrades)

New Commercial Loan Origination System

*Note: 2022-2023 dates are expected roll-out.

MidWestOne FINANCIAL GROUP, INC.

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15 Digital and Branch Banking Trends 78% 79% 80% 80% 81%81% 82% 82% 83% 84% Retail Commercial Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 (1) Total digital includes mobile and online/desktop. (2) Digital penetration is based upon the total number of checking accounts available via mobile and online divided by the total number of checking accounts. (3) Total number of Bill Pay or Zelle P2P payments submitted during the reporting period. Customer Interactions 45% 42% 13% 1% Mobile Logins Online/Desktop Logins Branch/Teller Transactions Service Center Calls 86% Digital(1) 85,379 83,903 7,394 9,503 Bill Pay Payments Zelle Payments Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 79,200 84,000 88,800 6,000 8,400 10,800 Digital Penetration %(2) Retail Payments(3)

16 Leadership within the Community 2,420 3,198 12,518 5,170 5,947 1,193 2017 2018 2019 2020 2021 YTD 2022* $894,836 $871,683 $1,102,512 $1,253,707 $1,119,498 $345,219 2017 2018 2019 2020 2021 Q1.22 YTD $60,527 $67,487 $66,695 $70,375 $72,726 $19,789 2017 2018 2019 2020 2021 Q1.22 YTD Company GivingVolunteer Hours Employee Giving *Volunteer Hours are for the YTD period ending April 28, 2022

17 Focusing on Growth in Wealth Management $0.9 $2.4 $2.4 $2.8 $2.7 2018 2019 2020 2021 Q1.22 $— $1.0 $2.0 $3.0 Investment Services and Trust Activity Revenue • Asset amounts presented are in billions of dollars • Revenue amounts presented are in millions of dollars $5.0 $8.0 $9.6 $11.7 $3.0 2018 2019 2020 2021 YTD Q1.22 $— $5.0 $10.0 $15.0 Wealth Management Assets Under Administration • Strengthened wealth management capabilities in the fourth quarter of 2021 with the addition of an experienced wealth management team in Eastern Iowa that collectively has more than 120 years of experience • Invested in financial technology that will improve the customer experience and streamline internal processes

18 Why MidWestOne? Commitment to shareholders through consistent dividend increases and, when appropriate, share repurchases. Attractive metropolitan markets that enhance growth opportunity Diversified loan portfolio with geographic diversity which reduces credit risk Focus on the expansion and enhancement of our digital capabilities Giving back to our local communities by encouraging employees to volunteer and also by providing monetary support CommitmentGrowth Diversification Technology Community MidWestOne's Commitment Leads to Shareholder Returns

19 Credit Risk Profile

20 Asset Quality Allowance for Credit Losses Ratio and Net Charge-Off (Recovery) Ratio 0.04% 0.05% (0.10)% (0.03)% 0.28%1.51% 1.44% 1.47% 1.50% 1.42% Net Charge-off (Recovery) Ratio Allowance for Credit Losses Ratio Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 Nonperforming Loans and Assets Ratios 1.32% 1.24% 1.03% 0.97% 0.96% 0.80% 0.73% 0.58% 0.53% 0.53% Nonperforming loans ratio Nonperforming assets ratio Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 Foreclosed assets, net, 1% Agricultural, 4% Commercial and industrial, 11% Construction & development, 3% Farmland, 14% Multifamily, 3%CRE-Other, 59% One-to-four family first liens, 3% One-to-four family junior liens, 2% Consumer, 0% Nonperforming Assets Composition March 31, 2022

21 Change in ACL $48,700 $(2,631) $409 $(278) $46,200 Beginning Balance (Q4.21) Charge-offs Recoveries Credit loss expense (benefit) related to loans Ending Balance (Q1.22) $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 Allowance for Credit Losses ($ in thousands) Reflects continued improvement in overall asset quality and improvement in forecasted economic conditions

22 Financial Performance

• Net income for the first quarter of $13.9 million, or $0.88 per diluted common share. ◦ Total revenue, net of interest expense, of $49.0 million. ◦ Noninterest expense of $31.6 million. • Core commercial annualized loan growth of 5.4% to $2.71 billion1. • No credit loss expense in the first quarter of 2022 and the allowance for credit losses ratio declined to 1.42%. • Nonperforming assets ratio remained stable at 0.53% and the annualized net charge-off ratio was 28 bps. • Efficiency ratio was 60.46%1. First Quarter 2022 Summary(2) $27.7 $28.7 $29.8 $30.2 $31.5 1.92% 1.87% 1.95% 1.94% 2.08% Core Noninterest Expense Overhead Ratio Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 $50.4 $48.7 $49.5 $50.0 $49.0 Net Interest Income Noninterest Income Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 Revenue(3) Disciplined Expense Management(3) (1) Non-GAAP Measure. See the appendix for Non-GAAP financial measures. (2) First Quarter 2022 Summary compares to the linked quarter (December 31, 2021), unless otherwise noted. (3) All dollars are presented in millions, unless otherwise noted. 23 (1) (1)

24 Net Interest Income $39.8 $39.7 $41.5 $40.0 $38.5 3.10% 2.88% 3.00% 2.83% 2.79% Net Interest Income (tax equivalent)* Net Interest Margin (tax equivalent)* Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 $ in millions *Non-GAAP Measure. See the appendix for Non-GAAP financial measures.

25 Loan Portfolio Commercial and Industrial, 28% Agricultural, 3% Construction & Development, 6% Farmland, 4% Multifamily, 8% CRE-Other, 35% One-to-four family first liens, 10% One-to-four family junior liens, 4% Consumer, 2% $3,430 $3,397 $3,357 $3,269 $3,245 4.38% 4.16% 4.33% 4.15% 3.98% Average Loans Yield on Loans, tax equivalent Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 (1) Average loans reported are in millions of dollars. (2) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. Loan PerformanceLoan Portfolio Mix March 31, 2022 (2)(1) Total outstanding PPP loans of $3.0 million at March 31, 2022, in comparison to $30.8 million at December 31, 2021.

26 Noninterest Income and Noninterest Expense Noninterest Income ($000) $11,824 $10,218 $9,182 $11,229 $11,644 Investment services and trust activities Service charges and fees Card revenue Loan revenue Bank-owned life insurance Other Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 $— $2,500 $5,000 $7,500 $10,000 $12,500 Noninterest Expense ($000) and Overhead Ratio $27,700 $28,670 $29,778 $30,444 $31,643 1.92% 1.87% 1.95% 1.94% 2.08% Compensation and employee benefits Non-compensation Expenses Goodwill impairment Merger-related Expenses Overhead Ratio* Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 $— $8,000 $16,000 $24,000 $32,000 $40,000

27 Strong Liquidity Position 70.04% 69.48% 65.93% 63.45% 64.01% Q1.21 Q2.21 Q3.21 Q4.21 Q1.22 63.00% 64.00% 65.00% 66.00% 67.00% 68.00% 69.00% 70.00% 71.00% Loans to Deposits Ratio Balance Sheet dollars in millions Cash and Cash Equivalents (1) $59.8 Unpledged Securities $1,719.3 Projected Investment Cash Flow: 3-Months $66.2 6-Months $117.7 1-Year $200.7 (1) Comprised of cash and due from banks, interest-bearing deposits, and federal funds sold. Off-Balance Sheet dollars in millions Available Federal Fund Lines $155.0 Unused FHLB Borrowing Capacity $464.0 FHLB Collateral Capacity $528.5 Brokered Deposit Capacity > $200 Discount Window Capacity $56.8 March 31, 2022 March 31, 2022

28 Capital Adequacy 8.41% 8.78% 8.50% 7.82% 7.49% 7.52% 7.20% TCE / TA (%)* 2017 2018 2019 2020 2021 Q1.21 Q1.22 9.48% 9.73% 9.48% 8.50% 8.67% 8.78% 8.85% Tier 1 Leverage Ratio (%) Well Capitalized 2017 2018 2019 2020 2021 Q1.21 Q1.22 12.00% 12.23% 11.34% 13.41% 13.09% 13.75% 12.89% Total Capital Ratio (%) Well Capitalized 2017 2018 2019 2020 2021 Q1.21 Q1.22 10.07% 10.32% 9.46% 9.72% 9.94% 10.16% 9.81% 10.96% 11.18% 10.47% 10.70% 10.83% 11.13% 10.68% CET1 Risk-Based Ratio (%) Tier 1 Capital Ratio (%) CET1 Risk-Based Well Capitalized Tier 1 Capital Well Capitalized 2017 2018 2019 2020 2021 Q1.21 Q1.22 *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. Tangible Common Equity Ratio (%) Tier 1 Leverage Ratio (%) CET1 Risk-Based and Tier 1 Risk-Based Capital Ratios (%) Total Risk-Based Capital Ratio (%) 5% 6.5% 8% 10%

29 Company Background

30 Corporate History 55 branches across 5 state footprint 2021/2022 Pending Merger of Iowa First Bancshares Corp. expected to close in Q2 2022

31 Our Mission and Our Operating Principles Take care of our customers … and those that should be. Since our company was founded during the Great Depression, it has been our belief that the communities we serve are not only the inspiration of our organization, but the purpose behind our existence. Our history is their history. We passionately pursue success for our neighbors and we support organizations that create opportunities in our communities. Because we believe the positive actions of each one of us contributes to the success of us all. Our brand is built by the actions of our employees, supporting our mission statement, one relationship at a time. It's about caring. Our Operating Principles ◦ Take good care of our customers ◦ Hire and retain excellent employees ◦ Always conduct yourself with the utmost integrity ◦ Work as one team ◦ Learn constantly so we can continually improve

32 Embrace Our Culture to Drive Brand Equity Our brand is built on the foundation of our culture, which drives the behaviors and actions of our employees in support of our mission statement: To take good care of our customers and those that should be We do this one relationship at a time - it's about caring. "Very friendly and a nice bank, not to mention cookies and all kinds of coffee, etc." – Dennis O. Fort Myers, FL "We're new to the area and needed to set up accounts for business and personal needs. Missy was attentive, helpful, and thorough and got us just what we needed. Looking forward to a great banking relationship." – Shane A. Pella, IA "Best bank for service, great people and importantly, long on patience, as they professionally explain and answer any financial questions." – Michael L.. Chisago City, MN "I absolutely LOVE the people at MidWestOne Prairie Parkway! Every time I call or go to this branch office, they treat me with respect. They answer my questions, even if it's something really small. Lakin, Sarah & a young lady that always helps me when I go inside, and I apologize, I can't remember her name. Everyone deserves props! They are absolutely amazing!" – Shari W. Cedar Falls, IA

33 Capital Management & Historical Growth To ta l A ss et s ($ )B ) $1.8 $3.0 $3.1 $3.2 $3.3 $4.7 $5.6 $6.0 $6.0 1.7 3.2 1.2 1.4 10.29% 7.34% 7.52% 8.41% 8.78% 8.50% 7.82% 7.49% 7.20% Organic Acquired Assets TCE / TA (%)* 2014 2015 2016 2017 2018 2019 2020 2021 1Q.2022 $0.0 $2.0 $4.0 $6.0 $8.0 ATBancorp Central Bancshares, Inc. July 2020: Successfully completed the private placement of $65.0 million of subordinated notes, of which $63.75 million have been exchanged for subordinated notes registered under the Securities Act of 1933. May 2021: Redeemed, in whole, $10.9 million of subordinated debentures assumed upon the acquisition of ATBancorp on May 1, 2019. March 31, 2022: Strategically repurchased 323,467 shares of common stock, with a total cost of $9.6 million under the current repurchase program through the three months ended March 31, 2022. *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. March 31, 2022: Pay-down of long-term debt totaling $58.2 million for the period January 1, 2021 through March 31, 2022.

34 Appendix

Non-GAAP Financial Measures

Tangible Common Equity / Tangible Book Value per Share / Tangible Common Equity Ratio

	December 31,								For the Three Months Ended	
	2014	2015	2016	2017	2018	2019	2020	2021	March 31, 2021	March 31, 2022
	dollars in thousands									
Total shareholders' equity	$ 192,731	$ 296,179	$ 305,456	$ 340,304	$ 357,067	$ 508,982	$ 515,250	$ 527,475	$ 511,320	$ 504,457
Intangible assets, net	(8,259)	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(87,719)	(82,362)	(86,212)	(81,135)
Tangible common equity	$ 184,472	$ 212,490	$ 225,631	$ 263,604	$ 282,538	$ 384,846	$ 427,531	$ 445,113	$ 425,108	$ 423,322
Total assets	$ 1,800,302	$ 2,979,975	$ 3,079,575	$ 3,212,271	$ 3,291,480	$ 4,653,573	$ 5,556,648	$ 6,025,128	$ 5,737,312	$ 5,960,214
Intangible assets, net	(8,259)	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(87,719)	(82,362)	(86,212)	(81,135)
Tangible assets	$ 1,792,043	$ 2,896,286	$ 2,999,750	$ 3,135,571	$ 3,216,951	$ 4,529,437	$ 5,468,929	$ 5,942,766	$ 5,651,100	$ 5,879,079
Book value per share	$ 23.07	$ 25.96	$ 26.71	$ 27.85	$ 29.32	$ 31.49	$ 32.17	$ 33.66	$ 32.00	$ 32.15
Tangible book value per share [(1)]	$ 22.08	$ 18.63	$ 19.73	$ 21.57	$ 23.20	$ 23.81	$ 26.69	$ 28.40	$ 26.60	$ 26.98
Shares outstanding	8,355,666	11,408,773	11,436,360	12,219,611	12,180,015	16,162,176	16,016,780	15,671,147	15,981,088	15,690,125
Tangible common equity ratio [(2)]	10.29 %	7.34 %	7.52 %	8.41 %	8.78 %	8.50 %	7.82 %	7.49 %	7.52 %	7.20 %

(1) Tangible common equity divided by shares outstanding.

(2) Tangible common equity divided by tangible assets.

Loan Yield, Tax Equivalent

	For the Three Months Ended				
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
		dollars in thousands			
Loan interest income, including fees	$ 36,542	$ 34,736	$ 36,115	$ 33,643	$ 31,318
Tax equivalent adjustment [(1)]	531	519	507	548	540
Tax equivalent loan interest income	$ 37,073	$ 35,255	$ 36,622	$ 34,191	$ 31,858
Yield on loans, tax equivalent [(2)]	4.38 %	4.16 %	4.33 %	4.15 %	3.98 %
Average Loans	$ 3,429,746	$ 3,396,575	$ 3,356,680	$ 3,268,783	$ 3,245,449

(1) The federal statutory tax rate utilized was 21%.

(2) Annualized tax equivalent loan interest income divided by average loans.

MidWestOne FINANCIAL GROUP, INC.

35

Non-GAAP Financial Measures

Return on Average Assets and Return on Average Tangible Equity							
	December 31,					For the Three Months Ended	
	2017	2018	2019	2020	2021	March 31, 2021	March 31, 2022
	dollars in thousands						
Net (loss) income	$ 18,699	$ 30,351	$ 43,630	$ 6,623	$ 69,486	$ 21,648	$ 13,895
Merger related expenses, net [(1)]	—	598	6,847	46	224	—	128
Goodwill impairment	—	—	—	31,500	—	—	—
Adjusted net (loss) income	$ 18,699	$ 30,949	$ 50,477	$ 38,169	$ 69,710	$ 21,648	$ 14,023
Net (loss) income	$ 18,699	$ 30,351	$ 43,630	$ 6,623	$ 69,486	$ 21,648	$ 13,895
Intangible amortization, net of tax [(1)]	2,031	1,722	4,430	5,232	4,018	1,130	920
Goodwill impairment	—	—	—	31,500	—	—	—
Tangible net (loss) income	$ 20,730	$ 32,073	$ 48,060	$ 43,355	$ 73,504	$ 22,778	$ 14,815
Average shareholders' equity	$ 334,966	$ 345,734	$ 452,018	$ 515,455	$ 527,036	$ 516,239	$ 524,851
Average intangible assets, net	(78,159)	(75,531)	(108,242)	(113,978)	(84,927)	(86,961)	(81,763)
Average tangible equity	$ 256,807	$ 270,203	$ 343,776	$ 401,477	$ 442,109	$ 429,278	$ 443,088
Average Assets	$ 3,097,496	$ 3,249,718	$ 4,201,040	$ 5,135,841	$ 5,780,556	$ 5,520,304	$ 5,914,604
Return on Average Assets	0.60 %	0.93 %	1.04 %	0.13 %	1.20 %	1.59 %	0.95 %
Adjusted Return on Average Assets [(3)]	0.60 %	0.95 %	1.20 %	0.74 %	1.21 %	1.59 %	0.96 %
Return on average equity	5.58 %	8.78 %	9.65 %	1.28 %	13.18 %	17.01 %	10.74 %
Return on average tangible equity [(2)]	8.07 %	11.87 %	13.98 %	10.80 %	16.63 %	21.52 %	13.56 %

(1) The combined income tax rate utilized was 25% for 2018-2021 years and 35% for 2017.
(2) Annualized tangible net (loss) income divided by average tangible equity.
(3) Adjusted net income divided by average assets.

MidWestOne FINANCIAL GROUP, INC.

36

37 Non-GAAP Financial Measures Net Interest Income, Tax Equivalent / Net Interest Margin, Tax Equivalent For the Three Months Ended March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 dollars in thousands Net interest Income $ 38,617 $ 38,505 $ 40,340 $ 38,819 $ 37,336 Tax equivalent adjustments: Loans (1) 531 519 507 548 540 Securities (1) 648 647 615 611 615 Net Interest Income, tax equivalent $ 39,796 $ 39,671 $ 41,462 $ 39,978 $ 38,491 Average interest earning assets $ 5,198,789 $ 5,522,427 $ 5,489,917 $ 5,607,117 $ 5,588,001 Net interest margin, tax equivalent (2) 3.10% 2.88% 3.00% 2.83% 2.79% (1) The federal statutory tax rate utilized was 21%. (2) Annualized tax equivalent net interest income divided by average interest earning assets. Core Noninterest Expense For the Three Months Ended March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 dollars in thousands Total Noninterest Expense $ 27,700 $ 28,670 $ 29,778 $ 30,444 $ 31,643 Less: Merger-related expenses — — — 224 128 Core Noninterest Expense $ 27,700 $ 28,670 $ 29,778 $ 30,220 $ 31,515

Non-GAAP Financial Measures

Efficiency Ratio

	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2022
	dollars in thousands						
Total noninterest expense	$ 80,123	$ 83,215	$ 117,535	$ 149,893	$ 116,592	$ 27,700	$ 31,643
Amortization of intangibles	(3,125)	(2,296)	(5,906)	(6,976)	(5,357)	(1,507)	(1,227)
Merger-related expenses	—	(797)	(9,130)	(61)	(224)	—	(128)
Goodwill impairment	—	—	—	(31,500)	—	—	—
Noninterest expense used for efficiency ratio	$ 76,998	$ 80,122	$ 102,499	$ 111,356	$ 111,011	$ 26,193	$ 30,288
Net interest income, tax equivalent [(1)]	$ 108,808	$ 107,823	$ 146,916	$ 157,196	$ 160,907	$ 39,796	$ 38,491
Noninterest income	22,751	23,215	31,246	38,620	42,453	11,824	11,644
Investment securities gains, net	(241)	(193)	(90)	(184)	(242)	(27)	(40)
Net revenues used for efficiency ratio	$ 131,318	$ 130,845	$ 178,072	$ 195,632	$ 203,118	$ 51,593	$ 50,095
Efficiency ratio	58.63 %	61.23 %	57.56 %	56.92 %	54.65 %	50.77 %	60.46 %

(1) The federal statutory tax rate utilized was 21%.

Overhead Ratio

	For the Three Months Ended March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
	dollars in thousands				
Total noninterest expense	$ 27,700	$ 28,670	$ 29,778	$ 30,444	$ 31,643
Amortization of intangibles	(1,507)	(1,341)	(1,264)	(1,245)	(1,227)
Merger-related expenses	—	—	—	(224)	(128)
Goodwill impairment	—	—	—	—	—
Noninterest expense used for overhead ratio	$ 26,193	$ 27,329	$ 28,514	$ 28,975	$ 30,288
Average Assets	$ 5,520,304	$ 5,851,736	$ 5,811,228	$ 5,934,076	$ 5,914,604
Overhead ratio	1.92 %	1.87 %	1.95 %	1.94 %	2.08 %

MidWestOne FINANCIAL GROUP, INC.
38

39 Non-GAAP Financial Measures Core Loans / Core Commercial Loans March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 dollars in thousands Commercial loans: Commercial and industrial $ 993,770 $ 982,092 $ 927,258 $ 902,314 $ 898,942 Agricultural 117,099 107,834 106,356 103,417 94,649 Commercial real estate 1,693,592 1,705,789 1,699,358 1,704,541 1,723,891 Total commercial loans $ 2,804,461 $ 2,795,715 $ 2,732,972 $ 2,710,272 $ 2,717,482 Consumer loans: Residential real estate $ 474,433 $ 468,581 $ 468,136 $ 466,322 $ 463,676 Other consumer 79,267 $ 65,860 $ 67,536 $ 68,418 $ 68,877 Total consumer loans $ 553,700 $ 534,441 $ 535,672 $ 534,740 $ 532,553 Loans held for investment, net of unearned income $ 3,358,161 $ 3,330,156 $ 3,268,644 $ 3,245,012 $ 3,250,035 PPP loans $ 248,682 $ 184,390 $ 89,354 $ 30,841 $ 3,037 Core loans(1) $ 3,109,479 $ 3,145,766 $ 3,179,290 $ 3,214,171 $ 3,246,998 Core commercial loans(2) $ 2,555,779 $ 2,611,325 $ 2,643,618 $ 2,679,431 $ 2,714,445 (1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans. (2) Core commercial loans are calculated as total commercial loans less PPP loans.